Exhibit 99.1

Scopus BioPharma Announces $9.75 Million Private Placement Priced At-The-Market

New York, New York, November 22, 2021 – Scopus BioPharma Inc. (Nasdaq: “SCPS”), a clinical-stage biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need, today announced it has entered into securities purchase agreements with certain institutional investors in connection with a private placement priced at-the-market under Nasdaq rules of 3,000,000 shares of common stock, series A additional investment options (the “Series A AIOs”) to purchase up to 1,500,000 shares of common stock, and series B additional investment options (the “Series B AIOs”, together with the Series A AIOS, the “AIOs”) to purchase up to 1,500,000 shares of common stock at a purchase price of $3.25 per share and associated AIOs for gross proceeds of $9.75 million, before deducting placement agent fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about November 22, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The Series A AIOs are exercisable immediately with a term of five years following the authorized share increase date and have an exercise price of $3.125 per share. The Series B AIOs are exercisable upon the authorized share increase date with a term of five years following the authorized share increase date and have an exercise price of $3.125 per share.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company’s common stock and the shares of common stock underlying the AIOs no later than January 4, 2022 and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than the later of (i) February 15, 2022 and (ii) 30 days after the authorized share increase date.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Scopus BioPharma

Scopus BioPharma Inc., both directly and through subsidiaries, is a clinical-stage biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need. The Company’s lead drug candidate is a novel, targeted immuno-oncology RNA therapy for the treatment of multiple cancers. This drug candidate is highly distinctive, encompassing both RNA therapy and immunotherapy by synthetically linking siRNA to an oligonucleotide TLR9 agonist, creating the potential for targeted gene silencing with simultaneous TLR stimulation and immune activation in the tumor microenvironment. Additional STAT3-targeting immunotherapy drug candidates include bifunctional antisense and DNA-binding inhibition therapies. The Company is also seeking to develop additional drug candidates and to identify additional compelling technologies for potential acquisition, in-licensing and/or other similar transactions. Receive updates by following Scopus BioPharma on Twitter here.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, which statements include, among others, the satisfaction of the conditions to the closing of the private placement and the consummation thereof. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2020, as amended, filed with the SEC) and uncertainties which could cause actual results to differ from the forward-looking statements. Except as required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Further, there can be no assurance that the Company will identify and/or consummate any transaction relating to any additional technologies.

Contacts

Rodd Leeds/David Waldman

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: SCPS@crescendo-ir.com

Hugh Burns/Delia Cannan/Nicholas Leasure

Reevemark

Tel: (212) 433-4600

Email: scopus@reevemark.com